Exhibit 99.1

Ichor Holdings, Ltd. Announces First Quarter 2020 Financial Results

FREMONT, Calif., May 4, 2020–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced first quarter 2020 financial results.

Highlights for the first quarter of 2020:

•	Revenues of $220 million, up 16% sequentially and 60% year-over-year, and our fourth consecutive quarter of revenue growth;
•	Net earnings of $0.15 per diluted share on a GAAP basis and $0.52 on a non-GAAP basis; and
•	Earnings per share increased over 100% compared to the first quarter of 2019.

“During this unprecedented and challenging time, our top priority is to ensure the health and safety of our workforce and their families, while continuing to deliver exceptional service to our customers,” said Jeff Andreson, chief executive officer of Ichor. “Since the global outbreak of the COVID‑19 pandemic, we have taken all appropriate actions to protect our people and to maintain business operations safely, while also supporting the strong levels of demand from our customers. Given the significant supply-chain disruptions taking place globally, our teams in multiple locations made an extraordinary effort to deliver our third-strongest revenue quarter in the company’s history, executing on a nearly 60% ramp in revenues in just three quarters.” Mr. Andreson concluded: “Our revenue growth performance over the last year is more than double the rate of growth in overall wafer fab equipment spending, as a direct result of our increased market share and growing footprint within our served markets. While our business will continue to be impacted in the short-term by the ongoing effects of COVID‑19, we are on solid financial footing, and we remain highly optimistic about the long-term prospects of the industry, the criticality of our solutions, and our ability to grow faster than our served markets across the cycles.”

	Q1 2020	Q4 2019	Q1 2019
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$220,028	$189,355	$137,831
Gross profit percent	13.1%	13.7%	14.7%
Operating income percent	2.5%	3.0%	2.1%
Net income	$3,399	$7,952	$1,518
Diluted EPS	$0.15	$0.35	$0.07

	Q1 2020	Q4 2019	Q1 2019
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Net sales	$220,028	$189,355	$137,831
Gross profit percent	13.8%	13.8%	14.9%
Operating income percent	7.2%	7.1%	6.4%
Net income	$12,058	$10,929	$5,551
Diluted EPS	$0.52	$0.48	$0.25

U.S. GAAP Financial Results Overview

For the first quarter of 2020, revenue was $220.0 million, net income was $3.4 million, and net income per diluted share (“diluted EPS”) was $0.15. This compares to revenue of $189.4 million and $137.8 million, net income of $8.0 million and $1.5 million, and diluted EPS of $0.35 and $0.07, for the fourth and first quarter of 2019, respectively.

Non-GAAP Financial Results Overview

For the first quarter of 2020, non-GAAP net income was $12.1 million and non-GAAP diluted EPS was $0.52. This compares to non-GAAP net income of $10.9 million and $5.6 million, and non-GAAP diluted EPS of $0.48 and $0.25, for the fourth and first quarter of 2019, respectively.

Second Quarter 2020 Financial Outlook

For the second quarter of 2020, we expect revenue to be in the range of $180 to $220 million. We expect GAAP diluted EPS to be in the range of $0.11 to $0.35 and non-GAAP diluted EPS to be in the range of $0.32 to $0.54.

This outlook for non‑GAAP diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

COVID-19 Pandemic and Market Conditions Update

The COVID-19 pandemic and related economic repercussions have created, and are expected to continue to create, significant volatility, uncertainty, and turmoil in our industry. Government shutdowns and “social distancing” guidelines are, and will continue to, result in reduced factory capacity. In addition, an increase in direct costs within our factories associated with employee personal protective equipment (“PPE”), facility cleaning and layout changes, together with increases in logistics costs and employee labor costs, as well as other operating inefficiencies have resulted in, and may continue to result in, lower revenues and operating margins. The extent and duration of these impacts cannot be specifically quantified given the dynamic nature and breadth of the pandemic’s impact on our operations and that of our customers and suppliers.

Balance Sheet and Cash Flow Results

We ended the first quarter of 2020 with cash of $41.6 million, a decrease of $19.0 million from the end of the prior quarter. The decrease was primarily due to cash used in operating activities of $21.0 million and capital expenditures of $2.5 million, partially offset by net proceeds from our credit facilities of $2.8 million and net proceeds from the issuance of ordinary shares under our share-based compensation plans of $1.7 million.

Our cash used in operating activities of $21.0 million consists of net income of $3.4 million and net non-cash charges of $9.6 million, offset by an increase in our net operating assets and liabilities of $34.0 million. Net non-cash charges primarily consist of depreciation and amortization of $5.7 million and share-based compensation of $2.9 million. The increase in our net operating assets and liabilities was primarily due to an increase in inventories of $16.7 million, a decrease in accounts payable of $12.4 million, and an increase in accounts receivable of $2.7 million.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, and free cash flow. Management uses these non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income excluding (1) amortization of intangible assets, share-based compensation expense, and non-recurring expenses, including contract settlement losses, to the extent they are present in gross profit, operating income, and net income; and (2) the tax impacts associated with our non-GAAP adjustments, as well as non-recurring discrete tax items. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Free cash flow is defined as cash provided by operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.

Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Conference Call

We will conduct a conference call to discuss our first quarter 2020 results and business outlook on May 4, 2020, at 1:30 p.m. PDT.

To listen to a live webcast of the call, please visit our investor relations website at ir.ichorsystems.com, or go to the live link at webcasts.eqs.com/ichorholdings20200504. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13702547.

After the call, an on-demand replay will be available at the same webcast link.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers, as well as certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three months ended March 27, 2020, December 27, 2019, and March 29, 2019 were all 13 weeks. References to the first quarter of 2020 and the fourth and first quarter of 2019 relate to the three-month periods then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our second fiscal quarter of 2020, statements regarding the impacts of the COVID-19 pandemic, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers, and (11) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on March 6, 2020, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	March 27, 2020	December 27, 2019
Assets
Current assets:
Cash	$41,583	$60,612
Accounts receivable, net	87,573	84,849
Inventories, net	143,721	127,037
Prepaid expenses and other current assets	6,868	4,449
Total current assets	279,745	276,947
Property and equipment, net	44,486	44,541
Operating lease right-of-use assets	12,985	14,198
Other noncurrent assets	1,084	1,094
Deferred tax assets, net	4,016	4,738
Intangible assets, net	48,693	52,027
Goodwill	173,010	173,010
Total assets	$564,019	$566,555
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$119,076	$131,578
Accrued liabilities	12,071	12,814
Other current liabilities	6,108	5,233
Current portion of long-term debt	8,750	8,750
Current portion of lease liabilities	5,432	5,492
Total current liabilities	151,437	163,867
Long-term debt, less current portion, net	172,359	169,304
Lease liabilities, less current portion	7,962	9,081
Deferred tax liabilities	210	210
Other non-current liabilities	2,531	2,677
Total liabilities	334,499	345,139
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 22,806,679 and 22,618,708 shares outstanding, respectively; 27,244,118 and 27,056,147 shares issued, respectively)	2	2
Additional paid in capital	247,023	242,318
Treasury shares at cost (4,437,439 and 4,437,439 shares, respectively)	(91,578)	(91,578)
Retained earnings	74,073	70,674
Total shareholders’ equity	229,520	221,416
Total liabilities and shareholders’ equity	$564,019	$566,555

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 27, 2020	December 27, 2019	March 29, 2019
Net sales	$220,028	$189,355	$137,831
Cost of sales	191,254	163,440	117,608
Gross profit	28,774	25,915	20,223
Operating expenses:
Research and development	3,322	3,090	2,391
Selling, general, and administrative	16,618	13,779	11,758
Amortization of intangible assets	3,334	3,340	3,137
Total operating expenses	23,274	20,209	17,286
Operating income	5,500	5,706	2,937
Interest expense	2,374	2,454	2,768
Other expense (income), net	(31)	67	24
Income before income taxes	3,157	3,185	145
Income tax benefit	(242)	(4,767)	(1,373)
Net income	3,399	7,952	1,518
Net income per share:
Basic	$0.15	$0.35	$0.07
Diluted	$0.15	$0.35	$0.07
Shares used to compute net income per share:
Basic	22,737,163	22,555,666	22,269,827
Diluted	23,181,127	22,993,767	22,536,209

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 27, 2020	December 27, 2019	March 29, 2019
Cash flows from operating activities:
Net income	$3,399	$7,952	$1,518
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,737	5,912	5,210
Share-based compensation	2,865	3,940	1,330
Deferred income taxes	722	(6,262)	3
Amortization of debt issuance costs	243	241	212
Changes in operating assets and liabilities, net of acquisitions:	—
Accounts receivable, net	(2,724)	(7,709)	(13,610)
Inventories, net	(16,684)	(21,215)	6,935
Prepaid expenses and other assets	(868)	2,575	1,357
Accounts payable	(12,380)	44,553	895
Accrued liabilities	(568)	2,553	(1,994)
Other liabilities	(778)	(393)	(2,279)
Net cash provided by (used in) operating activities	(21,036)	32,147	(423)
Cash flows from investing activities:
Capital expenditures	(2,470)	(3,995)	(4,782)
Net cash used in investing activities	(2,470)	(3,995)	(4,782)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	2,658	2,540	2,067
Employees' taxes paid upon vesting of restricted share units	(993)	(68)	(111)
Repurchase of ordinary shares	—	—	(1,599)
Borrowings on revolving credit facility	5,000	8,000	5,000
Repayments on revolving credit facility	—	(6,000)	(8,000)
Repayments on term loan	(2,188)	(2,187)	(4,375)
Net cash provided by (used in) financing activities	4,477	2,285	(7,018)
Net increase (decrease) in cash	(19,029)	30,437	(12,223)
Cash at beginning of period	60,612	30,175	43,834
Cash at end of period	$41,583	$60,612	$31,611
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,136	$2,309	$3,255
Cash paid during the period for taxes, net of refunds	$34	$(1,065)	$107
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$652	$774	$958
Right-of-use assets obtained in exchange for new operating lease liabilities	$328	$251	$—

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 27, 2020	December 27, 2019	March 29, 2019
U.S. GAAP gross profit	$28,774	$25,915	$20,223
Non-GAAP adjustments:
Share-based compensation	196	196	142
Other non-recurring expense, net (1)	—	—	103
Contract settlement loss (2)	1,386	—	—
Non-GAAP gross profit	$30,356	$26,111	$20,468
U.S. GAAP gross margin	13.1%	13.7%	14.7%
Non-GAAP gross margin	13.8%	13.8%	14.9%

(1)	Included in this amount for all periods presented are costs associated with restructuring and transitioning key leadership roles.
(2)	During the first quarter of 2020, we reached a mutual settlement with the counterparty of a contract dispute and, accordingly, recorded a $1.4 million contract settlement loss to cost of sales.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 27, 2020	December 27, 2019	March 29, 2019
U.S. GAAP operating income	$5,500	$5,706	$2,937
Non-GAAP adjustments:
Amortization of intangible assets	3,334	3,340	3,137
Share-based compensation	2,865	3,940	1,330
Other non-recurring expense, net (1)	2,690	485	1,351
Contract settlement loss (2)	1,386	—	—
Non-GAAP operating income	$15,775	$13,471	$8,755
U.S. GAAP operating margin	2.5%	3.0%	2.1%
Non-GAAP operating margin	7.2%	7.1%	6.4%

(1)

Included in this amount for the first quarter of 2020 are (i) a $1.8 million bonus payment to our former CEO in connection with his transition to executive chairman, (ii) acquisition-related expenses, comprised primarily of expense associated with a two-year retention agreement between the Company and key management personnel of IAN (the “IAN retention agreement”), which we acquired in April 2018, and (iii) non-capitalizable costs incurred in connection with our implementation of a new ERP system and a Sarbanes-Oxley (“SOX”) compliance program.

Included in this amount for the fourth quarter of 2019 are (i) acquisition-related expenses, comprised primarily of expense associated with the IAN retention agreement, and (ii) non-capitalizable costs incurred in connection with our implementation of a new ERP system and a SOX compliance program.

Included in this amount for the first quarter of 2019 are (i) acquisition-related expenses, comprised primarily of a charge to expense from the extinguishment of an indemnification asset related to our acquisition of Cal‑Weld in 2017 and expense associated with the IAN retention agreement, (ii) costs incurred in connection with reorganizing our key personnel and leadership, and (iii) non-capitalizable costs incurred in connection with our implementation of a new ERP system.

(2)	See footnote 2 on page 8.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 27, 2020	December 27, 2019	March 29, 2019
U.S. GAAP net income	$3,399	$7,952	$1,518
Non-GAAP adjustments:
Amortization of intangible assets	3,334	3,340	3,137
Share-based compensation	2,865	3,940	1,330
Other non-recurring expense, net (1)	2,690	485	1,351
Contract settlement loss (2)	1,386	—	—
Tax adjustments related to non-GAAP adjustments (3)	(1,616)	(4,788)	(1,785)
Non-GAAP net income	$12,058	$10,929	$5,551
U.S. GAAP diluted EPS	$0.15	$0.35	$0.07
Non-GAAP diluted EPS	$0.52	$0.48	$0.25
Shares used to compute diluted EPS	23,181,127	22,993,767	22,536,209

(1)	See footnote 1 on page 9.
(2)	See footnote 2 on page 8.
(3)

Adjusts U.S. GAAP income tax benefit for impact of our non-GAAP adjustments, as defined, including the impacts of excluding share-based compensation, amortization of intangible assets, and other non-recurring expenses. This adjustment also excludes the impact of non-recurring discrete tax items.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended
	March 27, 2020	December 27, 2019	March 29, 2019
Net cash provided by (used in) operating activities	$(21,036)	$32,147	$(423)
Capital expenditures	(2,470)	(3,995)	(4,782)
Free cash flow	$(23,506)	$28,152	$(5,205)